AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2015.

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arma Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

8744

(Primary Standard Industrial Classification Code Number)

32-0449388

(IRS Employer Identification Number)

7260 W.Azure Dr Suite 140-928

Las Vegas, NV 89130

+17026599321

(Address and telephone number of registrant's principal executive offices)

Mark Williams, AVP.
Business Filings Incorporated
311 S. Division St.
Carson City, Nevada 89703
800-981-7183

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Securities to be registered	Maximum Amount to be registered (1)	Maximum offering price per share (2)	aggregate offering price	Amount fee
Common Stock	10,050,000	$0.01	$100,500	$11.68

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

Arma Services, Inc.

10,050,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

NO MINIMUM

This is the initial offering of common stock of Arma Services, Inc. and no public market exists for the securities being offered. Arma Services, Inc. is offering for sale a total of 10,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. A selling shareholder is offering an additional 50,000 shares at the same price. The shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be sold or purchased. This offering is on a best effort basis, but there is no assurance we will be able to sell all of the shares offered. See "Use of Proceeds" and "Plan of Distribution".

Proceeds	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	To Us
Common Stock	$0.01	$100,000	$0	$100,000

Arma Services, Inc. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Arma Services, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Start-ups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated __________, 2015

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires "we," "us," "our" and "Arma Services" are to Arma Services, Inc. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

GENERAL INFORMATION ABOUT OUR COMPANY

Arma Services, Inc. was incorporated in the State of Nevada on September 2, 2014 (“inception”). Our primary business will be destination management and event management services initially in the Russian Federation, but with plans at a later stage to spread our business to America and China. We will aim to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition tourism in Russia for corporate customers from United States, China and Russia. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

We are a development stage company and have not yet generated any revenues. Our limited start-up operations have consisted of the formation of our business plan, identification of our target market and negotiation of contracts. Currently we have one contract in place with PROEKTA LLC, the agreement is dated December 14, 2014. We have procured our domain name, www.armaservicesinc.com, and the website is currently in development. Currently our President devotes approximately 20 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our assets at October 31, 2014 consisted of $1,771 cash.

Our administrative office of the company is currently located at the premises of our President, Sergey Gandin, which he provides to us on a rent free basis at 14/4 Taskentskaya Street, Apt 98, Moscow 109444. We plan to use these offices until we require larger space. Our fiscal year end is October 31.

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THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

The Issuer:	Arma Services, Inc.

Securities Being Offered:	10,000,000 shares of common stock, par value $0.001. A selling shareholder is selling an additional 50,000 shares in this offering.

Offering Price per Share:	$0.01

Duration of the offering:	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Gross Proceeds to Our Company:	$100,000

Use of Proceeds:	We intend to use the proceeds expand our business operations.

Number of Shares Outstanding Before the Offering:	4,000,000

Number of Shares Outstanding After the Offering:	14,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of October 31, 2014
Balance Sheet
Cash	$1,771
Total Assets	$1,771
Total Liabilities	$688
Stockholder’s Equity	$1,083

Period from September 2, 2011 (inception) to October 31, 2014
Income Statement
Total Expenses	$2,917
Net Loss	$(2,917)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is extremely speculative in nature. You should carefully consider the risks described below before investing in our common stock. If any of these risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

The Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

For our potential customers the information about risks that can make negative influence on Arma Service Inc. is opened. Below we give the detailed list of the risks:

1.	Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

2.	If we fail to develop customer relationships, our ability to grow our business will be impaired. Our growth depends to a significant degree upon our ability to develop future customer relationships. We cannot guarantee that future customers will be found, that any such relationships will be successful or that we will obtain clients or that business will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

3.	We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business. We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur.

4.	We are very dependent on the funds to in this offering to start our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing which might not be available. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

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5.	We are a development stage company and have commenced limited operations in our business. We expect to incur operating losses for the foreseeable future. Our date of inception was September 2, 2011 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

6.	Complication in the procedure of visa obtainment.
Clients may have various difficulties obtaining travel visas which may result in a loss of possibility of for particular business activities.

7.	The current economic environment may lead to a smaller target customer base.
At decreasing of economic growth rate companies will be made to cut their budgets, including those for business event execution abroad, using cheaper local alternatives.

8.	Difficulties in the search for professional personnel who speak English and Chinese languages well as Russian.

For the successful functioning of our company we may need employees that are fluent in English and Chinese languages, as well as have high professional skills and experience in the field of business tourism. The search for professional talent can be a lengthy and costly process.

9.	Geopolitical events.
The current geopolitical environment may result in a decrease of interest for the USA and other countries to use Russia as a site for meeting with partners and business events.

10.	Sharp fluctuations of dollar rate to ruble and yuan.

Fluctuations to the national currencies of Russia and China related to The US dollar could cause sharp price increases of all services and would result in the decrease of business tourism flow from the USA and China.

11.	Natural Disasters.
Various kinds of natural disasters such as; tornados, floods, hurricanes, earthquakes, chemical/radioactive contaminations would adversely affect Russia’s attractiveness for business tourism.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF SHARES AND RELATED PROCEEDS FROM THE SHARES OFFERED, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLAN.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 25% of the shares from this offering, we may have to seek alternative financing to implement our business plan.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Dine Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.0072 per share, $0.0028 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT AND THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 50% of our common stock. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, resulting in an adverse effect on the market for our shares, and thereby depress our share price.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward looking statements relating to the Company that involve risk and uncertainties. We use words such as; "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*	trends affecting the Company's financial condition, results of operations, or future prospects

*	the Company's business and growth strategies

*	the factors that we expect to contribute to our success and our ability to be successful in the future

*	our business model and strategy for realizing positive sales results

*	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*	expenses related to future business developments

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*	our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*	the impact of new accounting pronouncements on our financial Statements

*	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*	our market risk exposure and efforts to minimize risk

*	our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*	the Company's ability to raise additional funds to support operations and capital expenditures

*	the Company's ability to effectively manage operational growth

*	the Company's ability to achieve greater and broader market acceptance in existing and new market segments

*	the Company's ability to successfully compete against current and future competitors

*	the current economic downturn and its effect on consumer spending

*	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, civil conflicts, terrorist, or similar activities. and

*	other factors described elsewhere in this Prospectus.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

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USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $100,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.

Use of Proceeds	$25,000	$50,000	$75,000	$100,000
Offering Expenses
Legal and professional fees	$3,500	$3,500	$3,500	$3,500
Accounting	$5,000	$5,000	$5,000	$5,000
Publishing/EDGAR	$487	$487	$487	$487
Transfer agent	$2,000	$2,000	$2,000	$2,000
SEC Filing fee	$50	$50	$50	$50
Expenditures
Office lease& Equipment	$1,513	$1,513	$4,513	$4,513
Accounting	$3,000	$3,000	$3,000	$3,000
Legal	$2,000	$3,000	$4,000	$6,000
Staff salaries	-	$10,700	$21,700	$28,100
Advertising, promotion and marketing	$2,650	$15,950	$25,950	$42,550
Web Site Development	$4,800	$4,800	$4,800	$4,800

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of October 31,2014, the net tangible book value of our shares was $1,083 or approximately $0.0003 per share, based upon 4,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 14,000,000 shares to be outstanding will be $101,083, or approximately $0.0072 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,000,000 shares) will be increased by $0.0069 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.01 per share of $0.0028 per share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.0072 per share, reflecting an immediate reduction in the $0.01 price per share they paid for their shares.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to October 31, 2014:

Price Paid per Share by Existing Shareholders	$0.001
Public Offering Price per Share	$0.01
Net Tangible Book Value Prior to this Offering	$1,083
Net Tangible Book Value After this Offering	$101,083
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.0069
Immediate Dilution per Share to New Investors	$0.0028

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid, and the average price per Share paid by our existing stockholder and by new investors in this offering:

Dilution table

Percent of Shares Sold from Maximum Offering Available	100%	75%	50%	25%
Amount of new funding	$100,000,00	$75,000,00	$50,000,00	$25,000,00
Net Tangible Book Value Prior to this Offering	$1,083	$1,083	$1,083	$1,083
Net Tangible Book Value After this Offering	$101,083	$76,083	$51,083	$26,083
Offering price per share	$0.01	$0.01	$0.01	$0.01
Price Paid per Share by Existing Shareholder	$0.001	$0.001	$0.001	$0.001
Shares after offering	14,000,000	11,500,000	9,000,000	6,500,000
Net tangible book value before offering per share	$0.0003	$0.0003	$0.0003	$0.0003
Increase in net tangible book value per share	0.0069	0.0063	0.0054	0.0037
Net tangible book value after offering per share	$0.0072	$0.0066	$0.0057	$0.0040
Dilution to investors per share	$0.0028	$0.0034	$0.0043	$0.0060
Dilution as a percentage	28%	34%	43%	60%

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Sergey Gandin, our officer and director, will sell the shares and intends to a variety of personal and business contacts. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation; and

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

A.	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

B.	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

C.	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. The selling shareholder will also sell at a fixed price of $0.01. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or wired funds to us. All payments for subscriptions should be made to Arma Services, Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights,

which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

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CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business operations.

SELLING STOCKHOLDERS

The selling shareholder named in this prospectus is offering 50,000 shares of common stock through this prospectus. All of the shares were acquired from the Company by offerings that were exempt from registration pursuant to Regulation S of the Securities Act of 1933. The selling shareholder purchased his shares from the company in private offering. The following table provides information regarding the beneficial ownership of our common stock held by the selling shareholder as of October 31, 2014, including:

1.	The number of shares owned by him prior to this offering;

2.	The total number of shares that are to be offered by him;

3.	The total number of shares that will be owned by him upon completion of the offering;

4.	The percentage owned by him upon completion of the offering; and

5.	The identity of the control person of any entity that owns the shares in parentheses.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4.000.000 shares of common stock outstanding on October 31, 2014.

	Beneficial Ownership Prior to this Offering (1)				Beneficial Ownership After this Offering (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
Ruslan Mishin	4,000,000	100.0%	50,000	1.25%	3,950,000	28.22%
Totals	4,000,000	100.0%	50,000	1.25%	3,950,000	28.22%

15

INTEREST OF NAMED EXPERTS AND COUNSEL

We have retained Cutler and Co. LLC, an independent registered public company accounting firm, whose reports appear elsewhere in this registration statement.  They have no direct or indirect interest in us. Cutler and Co LLC’s report is given based on their authority as an expert in accounting and auditing.  Cutler and Co. LLC audited our balance sheet as of October 31, 2014, and the related statement of operations, changes in stockholder’s equity and cash flows for the period from September 2, 2014 (date of incorporation) to October 31, 2014. Our fiscal year end is October 31.

Harrison Law, P.A. has given an opinion on the validity of the securities being registered, which appears as an exhibit to this registration statement.  Ms. Harrison has no direct or indirect interest in us.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Arma Services, Inc. was incorporated by our director in the State of Nevada on September 2, 2014. Our primary business will be destination management and event management services initially in the Russian Federation, but with plans at a later stage to spread our business to America and China. We will aim to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition tourism in Russia for corporate customers from United States, China and Russia. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

We have a contract with Proekta LLC. The main terms of this agreement are:

1.1. Proekta LLC shall provide Arma Services Inc.’s subcontractors double rooms for a fee of $25 a night at a Moscow address, Zvonarsky lane 5, Apt.6, Russian Federation 107031.

1.2. Double rooms are available for temporary accommodation for Arma Inc.’s sub-contractors.

We are still in the development stage and we have generated no revenues. Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

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We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

Arma Services Inc. is a Destination Management Company (“DMC”), which aims to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition (“MICE”) tourism in Russia for corporate customers from United States, China and Russia. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

Acting as receiving party, we aim to provide full support for our customers with all necessary services for the implementation of activities; rent of hotels, conference rooms, organization catering, hiring of personal and equipment for sound, lighting, and video, booking of performers, promotion and press availability, transportation and more. Arma Services Inc. directly will not provide these services, and is an intermediary (agent) between a customer and the end provider (hotel, transport company, restaurant, subcontractor). Our managers try to ascertain from the customer the complete list of required services, find sub-contractors, check the quality of their services and sell the service to the customer. For the customer, we act as the guarantor of this service quality and its compliance with the customer's expectations.

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THE PRINCIPLE OF BUILDING RELATIONSHIPS WITH CLIENTS AND CONTRACTORS.

1.	First Company looks for a client. We pursue this via the tender offers, which are published on the websites of the potential clients, or by receiving incoming requests utilizing our website www.armaservicesinc.com to organize an event, which can also be an offer of a bid for a contract.

2.	A Company manager contacts the potential client, specifications and all the details of the planned event are obtained for our proposal.

3.	We receive a list of needs and services required and draw up the Terms of Reference, (“TOR”) for various contractors (hotel, catering service, transport company, rental of sound and lighting equipment, artists of various genres, guides, etc.)

4.	The Company searches for contractors through the Internet, trade shows, catalogs, industry associations and via recommendations.

5.	Contractors are selected based on who have a product suitable for all specified criteria (Item 1 above) presentation, location, and customer testimonials if available.

6.

If necessary, the TOR is sent, showing all the details of the order, the contractor will reply with a response, estimate, and presentation of services according to TOR. After gathering proposals from all contractors a meeting is arranged to select the most suitable contractor.

7.	After selecting all the contractors, we create and propose an estimate to the client.

8.	Once the client approves the prepared estimate we sign a service contract and send an invoice for partial payment in advance.

9.	After the signing of the contract and receiving payment we implement ordered services; sign contracts with the contractors and make any necessary advance payment for their services.

10.	Following the event, upon receiving remaining payment from the customer including our Agency commission of 15%, we settle outstanding payments with the contractors.

After testing our business model within the Russian Federation we plan to implement the same procedure where we intend to have our other offices spread throughout North America and China, providing the same services for intercontinental firms from all three business regions.

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MARKETING

Our marketing strategy may include several components:

1.	Participation in international exhibitions – IMEX Frankfurt (http://www.imex-frankfurt.com/), IMEX America (http://www.imexamerica.com/), IEBTM (http://www.eibtm.com/), CIBTM (http://www.cibtm.com/), MITT (http://www.mitt.ru/).

2.	Creation of site armaservicesinc.com and its further promotion in Internet by means of SEO, as well as active use of context advertising of Google Adwords, Yandex Direct, Baidu PPC.

3.	Participation in tenders via project companies of Russia, China and USA.

4.	Active sales – “cold calls” to potential customers.

5.	E-mail distributions.

6.	Participation in professional associations – GBTA (http://www.gbta.org/), ADME (https://www.adme.org/), ICCA (http://iccaworld.com/)

Our strategy is to drive attention through multiple marketing facets which will enable us to attract the sufficient quantity of customers possible upon commencement of operations.

STRATEGY

Our strategy is to create unique events for each customer and ensure the process of working with us is efficient, comfortable, and operationally seamless.

OUR CUSTOMERS

Our potential customers are companies from a variety of fields, with a staff of 50 people or less. The fields that may have the greatest needs in our services are pharmaceuticals, automobile manufacturing, IT-companies, the oil and gas industry, distribution companies, and retailers.

Most of the companies we plan to work with, have needs to conduct conferences with participation from partners around the world and in the Russian Federation. For other customer we plan to develop a pleasant business trip for key executives for a 3 to 7 day period with additional amenities and activities, as opposed to the normal travel of 2 to 3 days for events, such as, participation in industry conferences and exhibitions, and presentations of new product or service.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICE OR PRODUCTS

We have not publicly announced any new products or service.

COMPETITION

Business tourism markets in the world are developing promptly. Based on the evaluation of WorldTravel & Tourism Council - WTTC (http://www.wttc.org/) it is possible to predict growth up to 2020 of $ 1.589 trillion, which is an annual growth of 4.3% (http://www.wttc.org/focus/research-for-action/monthly-updates/).

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According to data of Global Business Travel Association - GBTA (http://www.gbta.org/), as of 2014 the world leader of the business tourism market is the USA, however in 2015 China may overcome it, with a business tourism market in excess of $ 309 billion. WTTC predicts that Russian market of business travels in 2020 will achieve $ 18.4 billion at the annual growth of 5.9%. The volume of market of private travel in 2010 was $ 50.5 billion. The forecast for 2020 is $ 122.8 billion at the annual growth of 4.3%. According to data of Association of Business Tourism of Russia in 2012 the volume of the business travel market in Russia was RUB 440 billion, and in RUB 471 billion ($ 13.7 billion) in 2013.

Therefore, our focus on the fast-growing markets of Russia and China gives us the advantage over the largest market participants – Carlson Wagonlit Travel (http://www.carlsonwagonlit.com/) and American Express (https://www.amexglobalbusinesstravel.com) that do not offer services oriented only to the certain market but offer their variety of services to companies from around the world.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

Our products will meet Russian regulations subject to our industry.

20

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations in Russia and including securities laws in the United States. We will also be subject to common business and tax rules and regulations in the jurisdictions where we will operate our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, which acts as our executive officer, Sergey Gandin. Mr. Gandin is devoted to our business and currently is responsible for creation of our business plan, sourcing contracts, as well as searching for potential customers.

Emerging Growth Company Status under the JOBS Act

Arma Services, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies”. Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

-	The first fiscal year after its annual revenues exceed $1 billion;

-	The first fiscal year after the fifth anniversary of its IPO;

-	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

-	The first fiscal year in which the company has a public float of at least $700 million.

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Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

-	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

-	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

-	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

-	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

-	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

-	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

-	The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

-	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

-	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

22

-	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

We currently do not own or rent a property. Our operations are currently being conducted out of the unit at Tashkentskaya 14/4, Unit 98, Moscow, Russian Federation 109444. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

23

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

-	toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

24

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent auditor, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

25

ARMA SERVICES INC.

(A DEVELOPMENT STAGE COMPANY)

OCTOBER 31, 2014

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Arma Services Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Arma Services, Inc. (a development stage company) as of October 31, 2014 and the related statement of operations, changes in stockholder’s equity and cash flows for the period from September 2, 2014 (inception) to October 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arma Services, Inc. as of October 31, 2014 and the related statement of operations and cash flows for the period from September 2, 2014 (inception) to October 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered losses from operations since Inception (September 2, 2014) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co., LLC

Arvada, Colorado

December 22, 2014

12191 W. 64th Avenue, Suite 205B, Arvada, Colorado 80004	● Phone: 303.968.3281	● Fax: 303.456.7488	● www.cutlercpas.com

F-1

ARMA SERVICES INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET AS OF OCTOBER 31, 2014

October 31, 2014
ASSETS
Current Assets
Cash	$1,771
Total Current Assets	1,771

Total Assets	$1,771

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Director’s Loan	$688
Total Current Liabilities	688

Total Liabilities	688

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000
Accumulated deficit during development stage	(2,917)
Total Stockholder’s Equity	1,083
Total Liabilities and Stockholder’s Equity	$1,771

The accompanying footnotes are an integral part of these audited financial statements.

F-2

ARMA SERVICES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 2, 2014 (INCEPTION) TO OCTOBER 31, 2014

For the period from September 2, 2014 (Inception) to October 31, 2014

REVENUES	$-

OPERATING EXPENSES
General and administrative expenses	2,917
TOTAL OPERATING EXPENSES	2,917

LOSS FROM OPERATIONS	(2,917)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(2,917)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	214,286

‘* denotes a loss of less than $(0.01) per share.

The accompanying footnotes are an integral part of these audited financial statements.

F-3

ARMA SERVICES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM SEPTEMBER 2, 2014 (INCEPTION) TO OCTOBER 31, 2014

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Inception, September 2, 2014	-	$-	$-	$-	$-

Founder’s shares issued for cash at 0.001 per share on October 28, 2014	4,000,000	4,000	-	-	4,000

Net loss for period form September 2, 2014 (inception) to October 31, 2014	-	-	-	(2,917)	(2,917)

Balance, October 31, 2014	4,000,000	$4,000	$-	$(2,917)	$1,083

The accompanying footnotes are an integral part of these audited financial statements.

F-4

ARMA SERVICES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 2, 2014 (INCEPTION) TO OCTOBER 31, 2014

For the Period from September 2, 2014 (Inception) to October 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(2,917)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	-
Net cash used in operating activities	(2,917)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of shares for cash	4,000
Advances under director’s loan	688
Net cash provided by Financing Activities	4,688

Net Increase in Cash	1,771

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$1,771

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying footnotes are an integral part of these audited financial statements.

F-5

ARMA SERVICES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 2, 2014 (INCEPTION) TO OCTOBER 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Arma Services Inc. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on September 2, 2014. Arma Services Inc. is a Destination Management Company (“DMC”), which aims to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition (“MICE”) tourism in Russia for corporate customers from United States, China and internal Russian clients. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and are presented in US dollars. The Company’s year end is October 31.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of; assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage company as defined under the then current Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development-Stage Entities”. Additional disclosures required as a development stage company are that our financial statements be identified as those of a development stage company, and that the statements of operations, changes in shareholder’s equity and cash flows disclose activity since the date of our Inception (September 2, 2014).

In June 2014 the FASB issued ASU 2014-10 regarding development stage entities. The ASU removes the definition of development stage entity, as was previously defined under generally accepted accounting principles in the United States (U.S. GAAP), from the accounting standards codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Development Stage Company (Continued)

In addition, the ASU eliminates the requirements for development stage entities to (i) present inception-to-date information in the statement of income, cash flow and stockholders' equity, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.   Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

FASB ASC 820-10 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This ASC also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2	Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable data by correlation or other means.
Level 3	Inputs that are both significant to the fair value measurement and unobservable.

The recorded amounts of financial instruments, including cash and director’s loan approximate their market values as of October 31, 2014 due to the short term maturities of these financial instruments.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company accounts for taxes in accordance with ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.    The Company has received no notice of audit from the IRS for any of the open tax years.

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Advertising costs

Advertising costs are expensed as incurred. Company recorded no advertising costs during the period for September 2, 2014 (Inception) to October 31, 2014.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718.  ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50.  The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model.

To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity instruments issued or outstanding during the period from September 2, 2014 (Inception) to October 31, 2014.

F-9

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as Capital investments.  Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. Our comprehensive loss was identical to our net loss the period from September 2, 2014 (Inception) to October 31, 2014.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company financial statements.

NOTE 3 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – DIRECTOR’S LOAN

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of October 31, 2014, the Company had a loan outstanding with the Company’s sole director in the amount of $688. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of October 31, 2014, the Company had a loan outstanding with the Company’s sole director in the amount of $688. The loan is non-interest bearing, due upon demand and unsecured.

On October 28, 2014 the Company issued a total of 4,000,000 shares of common stock to Mr. Mishin for cash at $0.001 per share for a total of $4,000.

Our director Mr. Sergey Gandin, is also a director of Proekta LLC, the company that has signed the contract with Arma Services Inc. on December 14, 2014

F-10

NOTE 6 – STOCKHOLDER’S EQUITY

Common Stock

The Company is authorized to issue 75,000,000, $0.001 par value shares of common stock.

On October 28, 2014, the Company issued 4,000,000 shares of common stock to the Company’s founder for cash proceeds of $4,000 at $0.001 per share.

As of October 31, 2014, there were 4,000,000 shares of common stock issued and outstanding

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NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement.

Legal

The Company was not subject to any legal proceedings during the period from September 2, 2014 (inception) to October 31, 2014 and no proceedings are threatened or pending to the best of our knowledge and belief.

NOTE 8 – INCOME TAXES

As of October 31, 2014, the Company had net operating loss carry forwards of approximately $2,917 that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not more likely than not to occur, and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

For the period from September 2, 2014 (inception) to October 31, 2014
Federal income tax benefit attributable to:
Current operations	$992
Less: valuation allowance	$(992)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

As at October 31, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$992
Less: valuation allowance	$(992)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $2,917 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

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NOTE 9 – SUBSEQUENT EVENTS

On December 14, 2014 we entered into a contract with PROEKTA LLC. The main terms of this agreement are:

1.1. Proekta LLC shall provide Arma Services Inc.’s subcontractors double rooms for a fee of $25 a night at a Moscow address, Zvonarsky lane 5, Apt.6, Russian Federation 107031.

1.2. Double rooms are available for temporary accommodation for Arma Services Inc.’s sub-contractors.

Our director Mr. Sergey Gandin, is also a director of Proekta LLC

In accordance with ASC 855, the Company has analyzed its operations subsequent to October 31, 2014 through the date of issuance of these audited financial statements. There are no material subsequent events to disclose in these financial statements other than as disclosed above.

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MANAGEMENT'S DISCUSSION AND ANALYSIS

We have generated no revenue since inception and have incurred $2,917 in expenses in the period from September 2, 2014 (inception) to October 31, 2014.

The following table provides selected financial data about our Company the period from September 2, 2014 (inception) to October 31, 2014. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	October 31, 2014

Cash	$1,771
Total assets	$1,771
Total liabilities	$688
Shareholder’s equity	$1,083

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

Our plan for the next 12 months follows. In order to carry out this plan, we need to sell 100% of the shares offered under this offering. If fewer shares are sold, we will reduce expenditures for these activities as set forth under “Use of Proceeds.”

Percent of Shares Sold	25%	50%	75%	100%
Year 1 Expense	Amount $	Amount $	Amount $	Amount $
Legal and Professional fees for initial public reporting cost	11,037	11,037	11,037	11,037
Office lease	5,000	5,000	8,000	8,000
Purchase of office furniture and office equipment	500	500	500	500
Legal and Accounting fees	5,000	6,000	7,000	9,000
Salary of managers	-	10,700	21,700	28,100
Web site creation and maintenance	813	4,800	4,800	4,800
Advertising Expense	2,650	8,963	16,713	32,563
Exhibition Visits (flight, accommodation, meals)	-	3,000	5,250	6,000
Total 12 months	25,000	50,000	75,000	100,000

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GOING CONCERN

In our audited financial statements as of October 31, 2014 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Sergey Gandin	29	President,
Tashkentskaya 14/4, Unit 98		Chief Financial Officer,
Moscow		Chief Executive Officer,
Russian Federation 109444		Director

Ruslan Mishin	27	Secretary
Vilkina st.15-5
Vakhrushevo, Ukraine 94560

Our Director Sergey Gandin has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and individuals that have significant control over the Company.

Held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and individuals that have significant control over the Company.

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BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Sergey Gandin, Director, President, CEO and CFO

Schooling, experience and qualifications of our director Sergey Gandin in a position of manager or supervisor, in the past ten years, and organizing business in number of companies, brought us to conclusion that he is qualified for the position for a director of our company.

2000-2002 - Higher Education at Rostov Economical University – Tourism and Hospitality

2012- to date - LLC “Proekta”, General Manager

2010-2012 - LLC “Jtb”, Business Development manager

2008-2010 - LLC “Coral Travel”, MICE manager

2003-2008 - LLC “City of events”, Event manager

Ruslan Mishin, Corporate, Secretary

His education and considerable experience of Ruslan Mishin as sales manager, executive managerr, and general manager at various companies led us to conclusion that he is qualified to serve as our secretary.

2002-2004 – Higher Education Information technologies at Lugansk State University

2004-2008 LLC Voryag Trading company, working as Sales manager.

2008-2011 LLC Vestel Ukraine, working as Executive Sales Manager for goods and products.

2011-to date, LLC Auto shelter Automobile rental company, Deputy general manager.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director is has not received any cash compensation. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period ended October 31	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Totals

Sergey Gandin, President, CEO, CFO and Director	2014	$0	0	0	0	0	0	0	$0

Ruslan Mishin Secretary	2014	0	0	0	0	0	0	0	0

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OUTSTANDING EQUITY AWARDS AT OCTOBER 31, 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Sergey Gandin	0	0	0	0	0	0	0	0	0

Ruslan Mishin	0	0	0	0	0	0	0	0	0

OFFICER COMPENSATION

Name	Earned Paid in Cash	Stock Awards	Option Awards	Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings	All Other Compensation	Total

Sergey Gandin	$0	0	0	0	0	0	$0

Ruslan Mishin	0	0	0	0	0	0	0

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

There have been no awards made to any executive officer in the period from September 2, 2014 (Inception) to October 31, 2014 under any LTIP.

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COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We have currently are working on an employment agreement with Sergey Gandin, our Director, which will be finalized after the offering. No salary or payment has been made to either Mr. Mishin or Mr. Gandin to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Shares Before Offering	Shares After Offering	No. of Percentage Before Offering	No. of Percentage After Offering

Sergey Gandin Tashkentskaya 14/4, Unit 98, Moscow Russia	0	0	0%	0%

Ruslan Mishin Vilkina st. 15-5 Vakhrushevo Ukraine	4,000,000	3,950,000	100%	28.11%

All Officers and Directors as a Group	4,000,000	3,950,000	100%	28.11%

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FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,000,000 shares have been issued, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act, and 50,000 of which share are being registered under this Registration Statement on Form S-1. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder have plans to sell 50,000 of his shares in this offer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 28, 2014 the Company issued a total of 4,000,000 shares of common stock to Mr. Mishin for cash at $0.001 per share for a total of $4,000.

Our director Mr. Sergey Gandin, is also a director of Proekta LLC the company that has signed the contract with Arma Services Inc. on December 14, 2014.

We believe that we do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

33

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

34

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

35

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$50
Legal and Professional Fees	$3,500
Accounting	$5,000
Transfer Agent fees	$2,000
EDGARization / Publishing	$487
TOTAL	$11,037

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 28, 2014 the Company issued a total of 4,000,000 shares of common stock to Mr. Ruslan Mishin for cash at $0.001 per share for a total of $4,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	Bylaws *
5	Opinion re: Legality *
10.1	Contract dated December 14, 2014 with Proekta LLC
10.2	Company Services Agreement with Sergey Gandin dated September 2, 2014
23.1	Consent of Independent Auditor
23.3	Consent of Counsel (See Exhibit 5) *
99	Subscription Agreement *

* Filed herewith

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

		A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

		B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

	ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

6.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moscow, Russia on February 27, 2015.

Arma Services, Inc., Registrant

By:	/s/ Sergey Gandin
Sergey Gandin, President, Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sergey Gandin	Chief Executive Officer	February 27, 2015
Sergey Gandin	Title	Date

/s/ Sergey Gandin	Chief Financial Officer	February 27, 2015
Sergey Gandin	Title	Date

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